EXHIBIT 10.12

                          FIRST COMMUNITY BANK & TRUST
                         DIRECTOR DEFERRED FEE AGREEMENT

        THIS AGREEMENT is made this 29th day of October, 1999, by and between FIRST COMMUNITY BANK & TRUST, a state-chartered commercial bank, located in Greenwood, Indiana (the "Company"), and ROY MARTIN UMBARGER (the "Director").

                                  INTRODUCTION

        To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide to the Director a deferred fee opportunity. The Company will pay the Director's benefits from the Company's general assets.

                                    AGREEMENT

        The Director and the Company agree as follows:

                                    Article 1
                                   Definitions

        Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

        1.2 "Anniversary Date" means December 31 of each year.

        1.2 "Change of Control" means the transfer of shares of the Company's voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Company's outstanding voting common stock followed within twelve (12) months by the Director's Termination of Service for reasons other than death, Disability or retirement.

        1.3 "Code" means the Internal Revenue Code of 1986, as amended.

        1.4 "Deferral Account" means the Company's accounting of the Director's accumulated Deferrals plus accrued interest.

        1.5 "Deferrals" means the amount of the Director's Fees which the Director elects to defer according to this Agreement.

        1.6 "Disability" means, if the Director is covered by a Company sponsored disability


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policy, total disability as defined in such policy without regard to any waiting period. If the Director is not covered by such a policy, Disability means the Director suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Director from performing substantially all of the Director's normal duties for the Company. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

        1.7 "Effective Date" means May 1, 1999.

        1.8 "Election Form" means the Form attached as Exhibit 1.

        1.9 "Fees" means the total fees payable to the Director during a Plan Year.

        1.10 "Normal Retirement Age" means the Director's 72nd birthday.

        1.11 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Service.

        1.12 "Plan Year" means the calendar year.

        1.13 "Termination of Service" means that the Director ceases to be a member of the Company's Board of Directors for any reason whatsoever other than by reason of a leave of absence which is approved by the Company. For purposes of this Agreement, if there is a dispute over the Director's status or the date of the Director's Termination of Service, the Company shall have the sole and absolute right to decide the dispute.



                                    Article 2
                                Deferral Election

        2.1 Initial Election. The Director shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within 30 days after the Effective Date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred and shall be effective to defer only Fees earned after the date of Election Form is received by the Company.

        2.2 Election Changes

               2.2.1 Generally. Upon Company approval, the Director may modify the amount of Fees to be deferred annually by filing a new Election Form with the Company prior to the

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        beginning of the Plan Year in which the Fees are to be deferred. The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Election Form is received and approved by the Company.

               2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Company, may reduce future deferrals under this Agreement.

                                    Article 3
                                Deferral Account

        3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Director and shall credit to the Deferral Account the following amounts:

               3.1.1 Deferrals. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

               3.1.2 Interest. On the first day of each month and immediately prior to the payment of any benefits, interest on the account balance since the preceding credit under this Section 3.1.2, if any, at an annual rate, compounded monthly, equal to the rate determined by the Company's Board of Directors, in its sole discretion.

        3.2 Statement of Accounts. The Company shall provide to the Director, within 120 days after each Anniversary Date, a statement setting forth the Deferral Account balance.

        3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                    Article 4
                                Lifetime Benefits

        4.1 Normal Retirement Benefit. Upon the Normal Retirement Date, the Company shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

               4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Director's Normal Retirement Date.

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               4.1.2 Payment of Benefit. The Company shall pay the benefit to the Director in 120 equal monthly installments commencing on the first day of the month following the Director's Normal Retirement Date. The Company shall credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

        4.2 Early Retirement Benefit. Upon Termination of Service prior to the Normal Retirement Age for reasons other than death, Change of Control or Disability, the Company shall pay to the Director the benefit described in this
Section 4.2 in lieu of any other benefits under this Agreement.

               4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at the Director's Termination of Service.

               4.2.2 Payment of Benefit. The Company shall pay the benefit to the Director in 120 equal monthly installments commencing on the first day of the month following the Director's Normal Retirement Age. The Company shall credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

        4.3 Disability Benefit. If the Director terminates service as a Director due to Disability prior to Normal Retirement Age, the Company shall pay to the Director the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

               4.3.1 Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the Director's Termination of Service.

               4.3.2 Payment of Benefit. The Company shall pay the benefit to the Director in 120 equal monthly installments commencing on the first day of the month following the Director's Termination of Service. The Company shall credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

        4.4 Change of Control Benefit. Upon a Change of Control, the Company shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

               4.4.1 Amount of Benefit. The benefit under this Section 4.4 shall be the Deferral Account balance on the Director's Termination of Service.

               4.4.2 Payment of Benefit. The Company shall pay the benefit to the Director in a lump sum within 30 days after the Director's Termination of Service.

        4.5 Hardship Distribution. Upon the Board of Director's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Director all or a portion of the

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Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                   Article 5
                                 Death Benefits

        5.1 Death During Active Service. If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

               5.1.1 Amount of Benefit. The benefit under Section 5.1 is the greater of: a) the Deferral Account balance on the Director's death; or
        b) $900,440.

               5.1.2 Payment of Benefit. The Company shall pay the benefit to the beneficiary in 120 equal monthly installments commencing on the first day of the month following the Director's death. The Company shall credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

        5.2 Death During Benefit Period. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

        5.3 Death After Termination of Service But Before Benefit Payments Commence. If the Director is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Director's beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director's death.

                                    Article 6
                                  Beneficiaries

        6.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

        6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the

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Company may pay such benefits to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 7
                               General Limitations

        7.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is in excess of the Director's Deferrals if the Company terminates the Director's service for:

               (a) Gross negligence or gross neglect of duties to the Company;

               (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Director's service to the Company; or

               (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's service and resulting in an adverse effect on the Company.

        7.2 Suicide or Misstatement. The Company shall not pay any death benefit under this Agreement exceeding the Deferral Account if the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

        7.3 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the Code.

                                    Article 8
                          Claims and Review Procedures

        8.1 Claims Procedure. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to

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have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

        8.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    Article 9
                           Amendments and Termination

        The Company may amend or terminate this agreement at any time prior to the Director's termination of service by written notice to the Director. In no event shall this Agreement be terminated without payment to the Director of the deferral account balance attributable to the Director's deferrals and interest credited on such amounts.


                                   Article 10
                                  Miscellaneous

        10.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

        10.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain in the service of the Company, nor does it interfere with the shareholders' rights to replace the Director. It also does not require the Director to remain in the service of the Company nor interfere with the Director's right to terminate services at any time.

        10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

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        10.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

        10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Indiana, except to the extent preempted by the laws of the United States of America.

        10.6 Unfunded Agreement. The Director and the Director's beneficiary are general unsecured creditors of the Company for payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and the Director's beneficiary have no preferred or secured claim.

        10.7 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.

        10.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

        10.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

               (a)    Interpreting the provisions of the Agreement;

               (b) Establishing and revising the method of accounting for the Agreement;

               (c)    Maintaining a record of benefit payments; and

               (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

        10.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

        IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed

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this Agreement.


DIRECTOR:                              COMPANY:

                                       First Community Bank & Trust



/s/ Roy Martin Umbarger                By /s/ Albert R. Jackson, III
----------------------                   ----------------------------
Roy Martin Umbarger
                                       Title  President
                                            -------------------------


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                                    EXHIBIT 1
                                       TO
                          FIRST COMMUNITY BANK & TRUST
                         DIRECTOR DEFERRED FEE AGREEMENT

                                Deferral Election

I elect to defer my Fees received under this Agreement with the Company, as follows:

      ---------------------------------------- -------------------------------
                Amount of Deferral                        Duration
      ---------------------------------------- -------------------------------

      [Initial and Complete one]               [Initial One]

        X       I elect to defer 100% of my              One Year only
      -----     Fees.                          -----
                                                         For _____ [Insert
                I elect to defer $             -----     Number]  Years
      -----     of my Fees.  ----------
                                                         Until Termination
                I elect not to defer any of    ------    of Service
      -----     my Fees.
                                                         Until
                                               ------          ------------,

                                                               ------------
                                                               (date)


      ---------------------------------------- -------------------------------


I understand that I may change the amount and duration of my deferrals by filing a new election form with the Company; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Company.

Signature   /s/ Roy Martin Umbarger
            ---------------------------

Date              November 3, 1999
            ---------------------------


Accepted by the Company this            day of                     , 199  .
                             ----------        --------------------     --
By
            ---------------------------

Title
            ---------------------------


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                             Beneficiary Designation

                          FIRST COMMUNITY BANK & TRUST
                         DIRECTOR DEFERRED FEE AGREEMENT

I designate the following as beneficiary of benefits under this Agreement payable following my death:



Primary:       50% Rowana Sue Umbarger
        ---------------------------------------------------------------------
               50% Jackson Martin Umbarger
-----------------------------------------------------------------------------

Contingent:    Jackson Martin Umbarger
           ------------------------------------------------------------------

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature   /s/ Roy Martin Umbarger
            ---------------------------
               [Name of Director]

Date              November 3, 1999
            ---------------------------



Accepted by the Company this 3rd day of November, 1999.


By          /s/ Albert R. Jackson, III
            ---------------------------

Title              President
            ---------------------------


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